UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2006

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 4, 2006, ICM, Inc. (“ICM”) executed a Letter of Intent with Husker Ag, LLC (the “Company”). ICM is an ethanol plant design build contractor located in Colwich, Kansas. The Letter of Intent sets forth the Company’s understanding with ICM for the design, construction and start-up of a plant expansion project that would add 40 million gallons per year of ethanol production capacity to the Company’s existing operations. This proposed expansion would result in the Company’s total plant capacity exceeding 60 million gallons per year.

Except for certain provisions, the Letter of Intent is not a binding or legally enforceable agreement pending the negotiation and signing of a binding definitive agreement between the Company and ICM. Although these non-binding terms are subject to change, the Letter of Intent contemplates (a) a contract price in the amount of $45,500,000 for the cost of the plant expansion; and (b) a commencement date of March 15, 2007.

The Letter of Intent requires the Company to pay ICM a down payment in the amount of 10% of the contract price. This down payment is to be paid as follows: (i) $2 million is due upon execution of the Letter of Intent (to be paid upon receipt of an invoice from ICM); (ii) another $2 million is due on the later of the date that the definitive agreement is signed or May 31, 2006; and (iii) the remaining balance of the down payment is due when the Company delivers its notice to proceed to ICM under the definitive agreement. Under certain circumstances, the down payment is refundable – except to the extent that ICM is required to use any portion of the down payment for costs and expenses incurred by it in connection with any preliminary work on the project requested or approved by the Company in writing.

The successful completion of the proposed plant expansion will be subject to a number of conditions, including reaching a satisfactory definitive agreement with ICM, obtaining satisfactory debt financing from one or more lenders, the approval of a supermajority vote of the Husker Ag members, and raising of sufficient equity capital from the pending rights offering to existing Husker Ag members and current operations of the Company.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Effective March 31, 2006, the Company elected not to retain BKD, LLP (“BKD”), as its independent accountant, to audit the Company’s financial statements for the year ending December 31, 2006. BKD audited the Company’s financial statements for each of the five years in the period ended December 31, 2005. On February 23, 2006, the Company’s Audit Committee recommended to the Board of Directors the dismissal of BKD upon its completion of the audit and the filing of the Form 10-K for the year ended December 31, 2005 and the retention of Eide Bailly LLP (“Eide Bailly”) as the Company’s independent accountant for fiscal year 2006. The Board of Directors approved the Audit Committee’s recommendations on February 28, 2006, subject to acceptance by Eide Bailly of its engagement. On April 5, 2006, Eide Bailly accepted its appointment as the Company’s independent accountant.

For the fiscal years ended December 31, 2004 and 2005, BKD’s reports on such financial statements did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Since inception through the date this Current Report was filed, there were no disagreements with BKD on any matter of accounting principles or practices, financial statement disclosure, or

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auditing scope or procedure which disagreements, if not resolved to the satisfaction of BKD, would have caused BKD to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as described Item 304(a)(1)(v) of Regulation S-K.

The Company has provided BKD with a copy of the disclosure it is making in this Item 4.01(a), and BKD has furnished the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating that it agrees with the statements made by the Company in this Item 4.01(a), which relate specifically to BKD. The Company has filed a copy of BKD’s letter as Exhibit 16.1 to this Current Report.

(b) As noted above, on April 5, 2006, Eide Bailly accepted its appointment as the Company’s independent accountant to audit its financial statements for the year ending December 31, 2006. Except as noted below, during the two most recent fiscal years ended December 31, 2005, and the subsequent interim period preceding such engagement, neither the Company nor anyone on its behalf has consulted with Eide Bailly regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Eide Bailly provide to the Company a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

In 2005, Eide Bailly met with the Company to discuss the general requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the implementation of internal control testing mandated by SOX. In connection with the SOX discussions, the Company and Eide Bailly discussed the Company’s revenue recognition policies. No written report or oral advice was provided by Eide Bailly resulting from these discussions that was an important factor considered by the Company in reaching any decision as to any accounting, auditing, or financial reporting issue. Further, as a result of the SEC’s extension of the Section 404 rule compliance dates, the Company did not engage Eide Bailly as its SOX consultant or for any other purpose. The Company voluntarily has provided Eide Bailly with a copy of the disclosure it is making in this Item 4.01(b) and has provided Eide Bailly the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarifications, or the respects in which it disagrees with any statements made herein.

Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters discussed in this report and the exhibit hereto, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the ability of the company to reach definitive agreements with third parties on terms satisfactory to the company, ethanol and agricultural industry conditions and volatility of commodity prices, availability of financing, environmental and governmental regulations, force majeure events and other risk factors as described from time to time in the company’s filing with the Securities and Exchange Commission. Many of these factors are beyond the company’s ability to control or predict. The company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from BKD dated April 5, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: April 5, 2006	By:	/s/ Fredrick J. Knievel
Fredrick J. Knievel, Chairman of the Board